EXHIBIT 5(a)



                             MANAGEMENT AGREEMENT



     AGREEMENT made this _______, day of ________, 1997, by and between MERRILL LYNCH CONVERTIBLE FUND, INC., a Maryland corporation (hereinafter referred to as the "Company"), and MERRILL LYNCH ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Manager").

                    W I T N E S S E T H:
                    - - - - - - - - - -

     WHEREAS, the Company is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Company desires to retain the Manager to render management and investment advisory services to the Company in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Manager is willing to provide management and investment advisory services to the Company on the terms and conditions hereinafter set forth;


     NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Company and the Manager hereby agree as follows:

                                  ARTICLE I
                                  ---------
                            Duties of the Manager
                            ---------------------

     The Company hereby employs the Manager to act as a manager and investment adviser of the Company and to furnish or arrange for affiliates to furnish, the management and investment advisory services described below, subject to policies of, review by and overall control of the Board of Directors of the Company (the "Directors"), for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

     (a)  Management and Administrative Services.  The Manager shall perform
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(or  arrange  for  the  performance  by affiliates  of)  the  management  and administrative services necessary for the  operation of the Company including
administering shareholder accounts  and handling shareholder relations.   The
Manager shall provide the Company with office space, equipment and facilities and such other services as the Manager, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants,
attorneys,  underwriters,   brokers  and   dealers,  corporate   fiduciaries,
insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Company's compliance with investment policies and restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of the Company under the Securities Act of 1933, as
amended  (the   "Prospectus"  and  "Statement  of   Additional  Information",
respectively).   The  Manager shall  make  reports to  the Directors  of  its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable.

     (b)  Investment Advisory Services.  The Manager shall provide (or
          ----------------------------
arrange for affiliates to provide) the Company with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Company, shall furnish continuously an investment program for the Company and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Company shall be held in the various securities in which the Company invests, options, futures, options on futures or cash, subject always to the restrictions set forth in the Articles of Incorporation and By-Laws of the Company, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Company's investment objectives, investment policies and investment restrictions as the same are set forth in the Prospectus and Statement of Additional Information. The Manager shall also make decisions for the Company as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Company's portfolio securities shall be exercised. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Company, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Company's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Company to give instructions to the Custodian of the Company as to deliveries of securities and payments of cash for the account of the Company. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Company, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Directors as set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Company is affiliated.

     (c)  Notice Upon Change in Partners of Manager.  The Manager is a
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limited partnership of  which Merrill Lynch &  Co., Inc. is the  sole limited
partner  and  Princeton Services,  Inc.  is the  sole  general partner.   The
Manager will notify the Company of any change in the membership of the partnership within a reasonable time after such change.

                                  ARTICLE II
                                  ----------
Allocation of Charges and Expenses
----------------------------------

     (a)  The Manager.  The Manager assumes and shall pay for maintaining the
          -----------
staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Company and all Directors who are affiliated persons of the Manager.

     (b)  The Company.  The Company assumes and shall pay or cause to be paid
          -----------
all other expenses of the Company (except for the expenses paid by the Distributor), including, without limitation: redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, stock certificates, prospectuses and statements of additional information, Securities and Exchange Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Manager, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Company. It is also understood that the Company will reimburse the Manager for its costs in providing accounting services to the Company. The Distributor will pay certain of the expenses of the Company incurred in connection with the continuous offering of Company shares.


                                 ARTICLE III
                                 -----------
                         Compensation of the Manager
                         ---------------------------

     (a)  Management Fee.  For the services rendered, the facilities
          --------------
furnished and expenses assumed by the Manager, the Company shall pay to the Manager at the end of each calendar month a fee based upon the average daily value of the net assets of the Company, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information, at the annual rate of 0.60% of the average daily net assets of the Company, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

     (b)  Expense Limitations.  In the event the operating expenses of the
          -------------------
Company, including amounts payable to the Manager pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Company imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Manager shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Company in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Company. Whenever the expenses of the Company exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to the Manager. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.

                                  ARTICLE IV
                                  __________

                            Sub-Advisory Agreement
                           ------------------------
     The Manager may enter into a separate sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") in which the Manager may contract for sub-advisory services and pay MLAM U.K. compensation for its services out of the compensation received hereunder pursuant to
Article III. Such sub-advisory agreement will be coterminous with this Management Agreement.

                                  ARTICLE V

                    Limitation of Liability of the Manager
                    --------------------------------------

     The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Company, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article V, the term "Manager" shall include any affiliates of the Manager performing services for the Company contemplated hereby and directors, officers and employees of the Manager and such affiliates.

                                  ARTICLE VI
                                  ----------
                          Activities of the Manager
                          -------------------------

     The services of the Manager to the Company are not to be deemed to be exclusive, and the Manager and any person controlled by or under common control with the Manager (for purposes of this Article VI referred to as "affiliates") is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Company are or may become interested in the Manager and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Manager and its affiliates are or may become similarly interested in the Company, and that the Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Company as shareholder or otherwise.

                                 ARTICLE VII
                                 -----------
                  Duration and Termination of this Contract
                  -----------------------------------------

     This Agreement shall become effective as of the date of the commencement of operations of the Company as an open-end investment company and shall remain in force until ________, 1999 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Company, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Company, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                 ARTICLE VIII
                                 ------------
                         Amendments of this Agreement
                         ----------------------------

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding voting securities of the Company, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE IX
                                  ----------
                         Definitions of Certain Terms
                         ----------------------------

     The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act.


                                  ARTICLE X
                                  ---------
                                Governing Law
                                -------------

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

               MERRILL LYNCH CONVERTIBLE FUND, INC.



               By
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                    Title:


               MERRILL LYNCH ASSET MANAGEMENT, L.P.



               By
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                    Title: